EXHIBIT 10.59

Purchase and Sale Agreement by and among
WEC 99C-1, LLC, WEC 99C-2, LLC, WEC 99C-3, LLC,
WEC 99C-4, LLC, WEC 99C-5, LLC, WEC 99C-6, LLC,
WEC 99C-7, LLC, WEC 99C-8, LLC, WEC 99C-9, LLC,
WEC 99C-10, LLC, WEC 99C-11, LLC, WEC 99C-12, LLC,
WEC 99C-13, LLC, and WEC 99C-14, LLC,
respectively, as Sellers, and CNL Retirement Properties, Inc., as Purchaser
dated August 29, 2003

PURCHASE AND SALE AGREEMENT

BY AND AMONG

WEC 99C-1, LLC,
WEC 99C-2, LLC,
WEC 99C-3, LLC,
WEC 99C-4, LLC,
WEC 99C-5, LLC,
WEC 99C-6, LLC,
WEC 99C-7, LLC,
WEC 99C-8, LLC,
WEC 99C-9, LLC,
WEC 99C-10, LLC,
WEC 99C-11, LLC,
WEC 99C-12, LLC,
WEC 99C-13, LLC,
and
WEC 99C-14, LLC,

respectively, as Sellers

and

CNL RETIREMENT PROPERTIES, INC.

as Purchaser

AUGUST 29, 2003

TABLE OF CONTENTS

SECTION 1.
SECTION 2.
         2.1
         2.2
         2.3
         2.4
         2.5
SECTION 3.
         3.1
         3.2
SECTION 4.
         4.1
         4.2
         4.3
         4.4
         4.5
         4.6
         4.8
SECTION 5.
         5.1
         5.2
SECTION 6.
         6.1
         6.2
         6.3
         6.4
         6.5
         6.6
         6.7
         6.8
         6.9
         6.10
         6.11
         6.12
         6.13
         6.14
         6.15
         6.16
         6.17
         6.18
         6.19
         6.20
         6.21
         6.22
         6.23
SECTION 7.
         7.1
         7.2
         7.3
         7.4
SECTION 8.
         8.1
SECTION 9.
         9.1
         9.2
SECTION 10.
         10.1
SECTION 11.
         11.1
         11.2
         11.3
         11.4
         11.5
         11.6
         11.7
         11.8
         11.9
         11.10
         11.11
         11.12
         11.13
         11.14
11.15
DEFINITIONS
PURCHASE-SALE AND LEASE; DILIGENCE
Purchase-Sale and Lease
Diligence Inspections
Title Matters
Survey
Environmental Reports
PURCHASE AND SALE
Closing
Purchase Price
CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE
Property Transferees
Closing Documents
Condition of Properties
Title Policies and Surveys
FF&E Schedule
Permit Transfers
Other
CONDITIONS TO SELLERS' OBLIGATION TO CLOSE
Purchase Price
Closing Documents
REPRESENTATIONS AND WARRANTIES OF SELLERS
Status and Authority of Sellers
INTENTIONALLY OMITTED
Employees
INTENTIONALLY OMITTED
INTENTIONALLY OMITTED
Action of Sellers
No Violations of Agreements
Litigation
Not A Foreign Person
Construction Contracts: Mechanics' Liens
Permits, Licenses
Hazardous Substances
Insurance
Financial Information
Contracts
Title to FF&E
FF&E
No Proffers
No Violations
Separate Tax Parcel
No Defaults
American with Disabilities Act
Survival of Representations and Warranties
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Status and Authority of Purchaser
Action of Purchaser
No Violations of Agreements
Litigation
COVENANTS OF SELLERS
Construction
APPORTIONMENTS
Apportionments
Closing Costs
LIMITATIONS ON LIABILITY
Limitations on Liability
MISCELLANEOUS
Agreement to Indemnify
Brokerage Commissions
Publicity
Notices
Waivers, Etc.
Assignment; Successors and Assigns
Severability
Counterparts, Etc.
Governing Law; Jurisdiction; Waiver of Jury Trial
Performance on Business Days
Attorneys' Fees
Relationship
Section and Other Headings
Disclosure
Acknowledgment of the Financial Condition of the Parties	Page
1
7
7
7
8
8
8
8
8
8
8
8
9
10
11
11
11
11
12
12
12
14
14
15
15
15
15
15
15
15
16
16
16
16
16
16
17
17
17
17
17
17
17
18
18
19
19
19
19
19
20
20
20
20
21
22
22
23
23
24
24
25
26
27
27
27
27
28
28
28
28
28
29

LIST OF SCHEDULES

Schedule A                   Description of Properties

Schedule B                    Intentionally Omitted

Schedule C-1                Description of Tampa, FL Property

Schedule C-2                Description of Atlanta, GA Property

Schedule C-3                Description of St. Charles, IL Property

Schedule C-4                Description of Wheaton, IL Property

Schedule C-5                Description of Prairie Village, KS Property

Schedule C-6                Description of Plymouth, MI Property

Schedule C-7                Description of Columbia, MD Property

Schedule C-8                Description of North Bethesda, MD Property

Schedule C-9                Description of Omaha, NE Property

Schedule C-10              Description of Florham Park, NJ Property

Schedule C-11              Description of West Orange, NJ Property

Schedule C-12              Description of Greensboro, NC Property

Schedule C-13              Description of Dayton, OH Property

Schedule C-14              Description of Westlake, OH Property

Schedule D                   Permitted Encumbrances

Schedule E                   Allocation of Purchase Price

Schedule F                   List of Applicable Property Transferees

Schedule G                   List of Freddie Mac Loan Documents

Schedule H                   List of Environmental Reports

Schedule I                    Venture Organizational Chart

Schedule J                    Listing of Existing Lease Agreements

Schedule K                  FF& E Schedule

Schedule L                    Litigation Matters

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of July 7, 2003 (the “Effective Date”), by and among (i) WEC 99C-1, LLC, a Delaware limited liability company, WEC 99C-2, LLC, a Delaware limited liability company, WEC 99C-3, LLC, a Delaware limited liability company, WEC 99C-4, LLC, a Delaware limited liability company, WEC 99C-5, LLC, a Delaware limited liability company, WEC 99C-6, LLC, a Delaware limited liability company, WEC 99C-7, LLC, a Delaware limited liability company, WEC 99C-8, LLC, a Delaware limited liability company, WEC 99C-9, LLC, a Delaware limited liability company, WEC 99C-10, LLC, a Delaware limited liability company, WEC 99C-11, LLC, a Delaware limited liability company, WEC 99C-12, LLC, a Delaware limited liability company, WEC 99C-13, LLC, a Delaware limited liability company, and WEC 99C-14, LLC, a Delaware limited liability company, (collectively, “Sellers”), and (ii)  CNL Retirement Properties, Inc., a Florida corporation or assigns (“Purchaser”).

        W I T N E S S E T H:

        WHEREAS, the Sellers (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section 1) are the owners of the fourteen (14) assisted living/senior living facilities more particularly described on Schedule A attached hereto and by this reference made a part hereof (each a “Property” and together, the “Properties”); and

        WHEREAS, Purchaser is a limited partnership (the “Master LP”) in which CNL Retirement Properties, LP or its Affiliates own a 1.0% general partnership interest and a 99% limited partnership interest, respectively, which Master LP and its Affiliates own a 100% interest in each of fourteen (14) separate limited partnerships (each a “Property Transferee”) that will each purchase one or more of the Properties and thereby acquire all of the Sellers’ right, title and interest in and to the Properties, with each Property Transferee succeeding to and assuming the interests of Landlord pursuant to the Lease with respect to each of the Properties as Landlord; and

        WHEREAS, Sellers desire to sell to the Property Transferees the Properties and thereby convey all right, title and interest in the Properties, upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby agree as follows:

SECTION 1.    DEFINITIONS.

        Capitalized terms used in this Agreement and not defined elsewhere herein shall have the meanings set forth below, in the Section of this Agreement referred to below, or in such other document or agreement referred to below:

    1.1        “Act of Bankruptcy” shall mean: (i) if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all of or a substantial part of its property; (b) admit in writing its inability to pay its debts as they become due; (c) make a general assignment for the benefit of its creditors; (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); (e) be adjudicated a bankrupt or insolvent; (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or (ii) if the proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner; (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or all or any substantial part of its assets; or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or (iii) an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereinafter in effect), judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) consecutive days.

    1.2        “Affiliate”shall mean any Person owned by, under common control with or controlled, directly or indirectly, by another Person. For the purposes of this Agreement, an “Affiliate” shall also mean and include a parent Entity, or the Person which controls (directly or indirectly) another Person. The plural of Affiliate is “Affiliates”.

    1.3        “Agreement”shall mean this Purchase and Sale Agreement, together with Schedules A through Lthereto, as it and they may be amended from time to time as herein provided.

    1.4        “Applicable Property Transferee” shall mean, with respect to each Property, the Property Transferee that acquires title to such Property at the Closing. The Applicable Property Transferee for each Property shall be as set forth on Schedule F.

    1.5        “As-Built Drawings” shall mean, with respect to each Property, the final “as-built” plans and specifications for the Improvements located on such Property, which are to be furnished by the Sellers to Purchaser pursuant to Section 4.2 of this Agreement.

    1.6        “Assets” shall mean, with respect to each Property, all of the FF&E, the Contracts and the Intangible Property, collectively, owned as of the Closing Date by Sellers in connection with or relating to such Property, other than any Excluded Assets.

    1.7        "Assignment of Lease" shall have the meaning given such term in Section 5A.3.

    1.8        “Business Day”shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Maryland are authorized by law or executive action to close.

    1.9        "Closing" shall have the meaning given such term in Section 3.1.

    1.10        "Closing Date" shall have the meaning given such term in Section 3.1.

    1.11        “CNL Guaranty”shall mean that certain Guaranty by CNL Retirement Partners, LP, a Delaware limited partnership, in favor of New Tenant and Operator dated as of the Closing Date in which CNL Retirement Partners, LP guarantees all of the payment and performance obligations of the Affiliates of CNL Retirement Partners, LP with respect to the Lease for each of the Properties and the Owner Agreement for each of the Properties.

    1.12        “Contracts”shall mean, with respect to each Property, (a) equipment leases relating to telephone switches and voice mail benefiting the Property and to which any of Sellers or their Affiliates is a party, (b) motor vehicle leases relating to motor vehicles used in the operation of the Property and to which any of Sellers or their Affiliates is a party and (c) any other equipment leases to which any of Sellers or their Affiliates is a party that benefit the Property, are disclosed in writing to Purchaser on or before the Closing, are reasonably acceptable to Purchaser and are to survive the Closing.

    1.13        “Controlling Interest” shall mean: (a) as to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the Entity (through ownership of such shares or by contract), and (b) as to an Entity not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Entity.

    1.14        "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

    1.15        “Entity” shall mean any corporation, general or limited partnership, limited liability company, partnership, stock company or association, joint venture, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

    1.16        "Environmental Reports" shall have the meaning given such term in Section 2.5.

    1.17        “Excluded Assets” shall mean, with respect to each Property: (i) any right, title or interest in any name containing any of the names “Marriott,” “Brighton Gardens,” and other marks used, or that may in the future be used, by Sellers, or their Affiliates (and Sellers shall have the right to remove any such name or mark appearing on any signage or other property regardless of the terms of the Operating Agreement); (ii) all property owned by the Sellers or any of their Affiliates not normally located at the Property and used, but not exclusively, in connection with the operation of such Property; (iii) any FAS associated with the Property; (iv) any Inventories located at the Property; and (v) all items, tangible or intangible, consisting of Proprietary Information.

    1.18        "FAS" shall have the meaning given the term "Fixed Asset Supplies" in the Operating Agreement.

    1.19        “FF&E”shall mean, with respect to each Property, all appliances, machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever owned by the Sellers, and located in or at, or used in connection with the ownership, operation or maintenance of, such Property, other than motor vehicles, but in any event excluding any Excluded Assets.

    1.20        "FF&E Schedule" shall have the meaning given such term in Section 4.5.

    1.21        "Freddie Mac Liens" shall mean the liens and security interests granted or created by the Freddie Mac Loan Documents

    1.22        “Freddie Mac Loan Documents” mean each mortgage, deed of trust, deed to secure debt, security agreement and assignment of leases and rents listed on Schedule G hereto encumbering, or creating a security interest in, the respective Property listed on Schedules C-1 through C-14, together with such other agreements, instruments and documents held by Freddie Mac securing repayment of the loans to Sellers in the original aggregate principal amount of $92,500,000.

    1.23        “Improvements”shall mean, with respect to each Property, all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property, including, but not limited to, all pavement, access ways, curb cuts, parking, kitchen and support facilities, meeting and conference rooms, swimming pool facilities, recreational amenities, office facilities, drainage system and facilities, air ventilation and filtering systems and facilities and utility facilities and connections for sanitary sewer, potable water, irrigation, electricity, telephone, cable television and natural gas, if applicable, to the extent the same form a part of such Property and all appurtenances thereto acquired by the Applicable Property Transferee in connection with Applicable Property Transferee’s acquisition of such Property pursuant to the terms of this Agreement.

    1.24        “Intangible Property” shall mean, with respect to each Property, all transferable or assignable (a) Permits, and (b) certificates, licenses, warranties, guarantees and Contracts held by Sellers, other than (x) the Excluded Assets and (y) such Permits which are to be held by, or transferred to, New Tenant and/or Operator in order to permit New Tenant and/or Operator, respectively, to operate such Property in accordance with the terms of the Lease and the Operating Agreement.

    1.25        "Inventories" shall have the meaning given such term in the Operating Agreement.

    1.26        “Lease” shall mean, with respect to each Property those certain leases as set forth on Schedule J.

    1.27        "New Tenant" shall mean Solomon Holdings I - The Triangle, L.L.C., a Georgia limited liability company.

    1.28        “Operating Agreement” shall mean the applicable operating agreement, as amended and restated as of the Closing Date, with respect to each Property with Operator and assumed by New Tenant.

    1.29        "Operator" shall mean Sunrise Senior Living, Inc., a Delaware corporation.

    1.30        “Owner Agreement” shall mean, with respect to each Property, the Owner Agreement to be entered into as of the Closing Date by Operator, New Tenant and the Applicable Property Transferee, which shall be applicable to such Property from and after the Closing Date.

    1.31        “Permits” shall mean, with respect to each Property, all governmental permits and approvals, including licenses and authorizations, required for the construction, ownership and operation of the assisted living/senior living facilities within and on the Improvements, including without limitation healthcare regulatory licenses, skilled nursing facility licenses, residential care for the elderly licenses, assisted living licenses, occupational licenses and/or qualifications to do business, certificates of need, certificates of authority, certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits, and any and all necessary approvals from state or local authorities and other approvals granted by any public body or by any private party pursuant to a recorded instrument relating to such Property and such assisted living/senior living facilities.

    1.32        “Permitted Encumbrances” shall mean, with respect to each Property: (a) the Freddie Mac Liens and the liens and security interests securing the WEC Loans and all matters affecting title to the Property as reflected in the title policies and/or commitments listed on Schedule D hereto; (b) the Leases and Operating Agreements (or memoranda thereof recorded among the applicable land records) (c) liens for taxes, assessments and governmental charges with respect to the Property not yet due and payable or due and payable but not yet delinquent; (d) applicable zoning regulations and ordinances and other governmental laws, ordinances and regulations provided the same do not prohibit or impair in any material respects the use of the Property as an assisted living/senior living facility, as contemplated by this Agreement; (e) such other non-monetary encumbrances which do not, in Purchaser’s reasonable opinion, impair marketability, prohibit or impair in any material respect the use of the Property as a fully functioning assisted living/senior living facility as contemplated by this Agreement, or impose any additional material costs or expenses on Purchaser; (f) any utility, drainage or other easements which are customary in connection with (or which reasonably serve) the Improvements (provided that the same do not lie under any building unless the easements are not necessary for the Property and can be vacated) and with respect to which there are no material violations as of the Closing Date; and (g) the Transition Period Sublease for the Property.

    1.33        “Person” shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

    1.34        “Pooling Agreement” shall mean that certain Amended and Restated Pooling Agreement dated as of the Effective Date by and between Operator and New Tenant.

    1.35        “Property”shall mean any of the Real Property, Improvements and Assets, inclusive, with respect to each of the fourteen (14) assisted living/senior living facilities identified in Schedule A hereto, as the case may be and/or the context shall require. For the purposes of this Agreement, the term “Properties” shall mean and refer to all of the foregoing collectively.

    1.36        “Property Transferee” shall mean each entity that acquires title at the Closing to one of the fourteen (14) Properties as more particularly described on Schedule F.

    1.37        “Proprietary Information” shall mean (a) all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than that which is commercially available, which are used by Seller in connection with the property management system, (b) all manuals, brochures and directives used by Seller with respect to the procedures and techniques to be used in operating any Property, (c) customer lists, and (d) employee records which must remain confidential either under applicable legal requirements or under reasonable corporate policies of Seller. 1.38 “Purchase Price” shall mean the aggregate amount of One Hundred Eighty-Four Million Five Hundred Thousand Dollars ($184,500,000) to be paid by Purchaser to Sellers for the Properties. The Purchase Price shall be allocated between the Properties in the manner set forth on Schedule I hereto. The Purchase Price also shall be subject to adjustments, credits and prorations as provided herein.

    1.39        "Purchase Money Mortgage" shall have the meaning given such term in Section 5A.3.

    1.40        "Purchaser" shall mean CNL Retirement Properties, Inc., a Maryland corporation, and its permitted successors and assigns.

    1.41        “Real Property”shall mean, with respect to each Property, the real property described in the applicable Schedules C-1 through C-14 hereto, together with all easements, rights of way, privileges, licenses and appurtenances which the Sellers may now own or hereafter acquire with respect thereto, less any portion or portions thereof taken by way of an Immaterial Taking, as defined in Section 2.6 hereof.

    1.42        "Recognition Agreement" shall have the meaning given such term in Section 5A.1.

    1.43        "Sellers" shall have the meaning set forth in the Preamble.

    1.44        "Subordinate Note" shall have the meaning given such term in Section 5A.3.

    1.45        "Tenant" shall mean Senior Care Associates, LLC., an Indiana limited liability company.

    1.46        "Title Commitments" shall have the meaning given such term in Section 2.3.

    1.47        “Title Company”shall mean First American Title Insurance Company or such other title insurance company as shall have been approved by Purchaser and the Sellers.

    1.48        "Transition Period Sublease" shall mean the form of Sublease attached hereto as Schedule W.

    1.49        “WEC Loans”means collectively the purchase money loans made by each Seller to the Applicable Property Transferee in the amount listed on Schedule G hereto, in the aggregate principal amount of $92,500,000 and secured by the WEC Loan Documents (as defined in Section 5A.3(d) hereto).

SECTION 2.        PURCHASE-SALE AND LEASE; DILIGENCE.

    2.1        Purchase-Sale and Lease. Purchaser hereby agrees to purchase from Sellers and Sellers hereby agree to sell to Purchaser, the Properties for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement. In further consideration of the mutual covenants herein contained, upon, and subject to, acquisition by Purchaser (or Property Transferees) of the Properties, Purchaser (or Property Transferees) hereby agrees to assume the landlord obligations set forth in the Lease for each Property. In further consideration of the mutual covenants herein contained, Sellers hereby agree to convey to either Purchaser or New Tenant, at the Purchaser’s election, all of Purchaser’s interest in the existing working capital, FF&E reserves and FAS associated with the Properties and the existing Inventories located at the Properties, on the terms and conditions set forth herein.

    2.2         Diligence Inspections.

              (a)        Except as otherwise expressly provided to the contrary in this Agreement, Purchaser has approved (or is deemed to have approved for purposes of this Agreement) the Properties in each of its “AS IS, WHERE IS, AS AT, without representation or warranty” condition as of the Effective Date.

               (b)        Purchaser has approved (or shall be deemed to have approved for purposes of this Agreement) each Property in its “as is, where is” condition as of the Closing Date, subject only to the representations, warranties, terms and conditions of this Agreement. Prior to the Closing, and on the terms and conditions set forth below, Purchaser had the right to inspect the Properties and investigate the conditions of the Properties, including without limitation, the environmental, geotechnical, physical, market and economic conditions thereof. To the extent that, in connection with such investigations, the Purchaser or its agents, representatives or contractors, damaged or disturbed any of the Properties, the Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. The Purchaser shall indemnify, defend and hold harmless the Sellers from and against any and all expense, loss or damage (including, without limitation, reasonable attorneys’ fees) which the Sellers may incur as a result of any act or omission of the Purchaser or its representatives, agents or contractors in connection with any such inspections and investigations, other than any expense, loss or damage arising from any act or omission of the Sellers. The foregoing indemnification agreement shall, with respect to each Property, survive the Closing hereunder for a period of twelve (12) months.

    2.3         Title Matters. Prior to the date hereof, Purchaser has obtained a current title commitment for an ALTA extended owner’s policy and ALTA leasehold policy of title insurance with respect to each Property, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the “Title Commitments”), and Purchaser accepts the condition of title with all Permitted Encumbrances for each Property.

    2.4         Survey. Prior to the date hereof, Purchaser has obtained current as-built ALTA surveys with respect to each Property (individually, a “Survey” and collectively, the “Surveys”), by a licensed surveyor in the jurisdiction in which each such Property is located and Purchaser accepts the condition of the Surveys.

    2.5         Environmental Reports. Prior to the date hereof, Purchaser has obtained those Phase I environmental reports in respect of the Properties as listed on Schedule L attached hereto (collectively, “Environmental Reports”).

SECTION 3.    PURCHASE AND SALE.

    3.1        Closing. The purchase, sale and lease of the Properties and other transactions contemplated hereby shall be consummated on a date (the “Closing Date”) which is mutually agreeable to all of the parties but no later than July ___, 2003 (the “Closing”). The Closing shall be held in escrow with the Title Company at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 300 East Lombard Street, 18th Floor, Baltimore, Maryland 21202, or at such other location as the Sellers and the Purchaser may agree.

    3.2        Purchase Price. The Purchase Price is One Hundred Eighty-Four Million Five Hundred Thousand Dollars ($184,500,000). At the Closing, the cash portion of the Purchase Price in an amount equal to Ninety-Two Million Dollars ($92,000,000) shall be payable by Purchaser by wire transfer of immediately available funds on the Closing Date to an account or accounts to be designated by Sellers prior to the Closing, subject to any adjustments and apportionments made pursuant to this Agreement. The remaining portion of the Purchase Price, in an amount equal to Ninety-Two Million Five Hundred Thousand Dollars ($92,500,000) shall be paid in accordance with the provisions of the WEC Loans.

SECTION 4.    CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.

        The obligation of Purchaser to acquire the Properties on the Closing Date shall be subject to the satisfaction or waiver of the following conditions precedent on and as of the Closing Date:

    4.1        Property Transferees. For the purposes of effectuating the transactions contemplated by this Agreement, on or before the Closing Date, Purchaser or its Affiliates shall form each of the Property Transferees. With respect to the actual acquisition and fee simple ownership of each Property, each Property will be acquired and owned at the Closing by the Applicable Property Transferee. Each Property Transferee will be the landlord under the applicable Lease. The organizational chart for the limited partnerships described in this Section 4.1 is attached hereto as Schedule F. On and as of the Closing Date, the limited partnerships described in this Section 4.1 shall have been created and be in full force and effect.

The Sellers hereby acknowledge and agree that the Purchaser shall have the right to assign this Agreement with respect to each Property to the Applicable Property Transferee as may be necessary in order to effectuate the intent of this Section 4.1.

    4.2        Closing Documents. Sellers or their respective Affiliates shall have delivered (or cause to be delivered) to Purchaser, with respect to each Property the following documents:

                (a)            A special warranty deed or such other similar instrument, duly executed by the Sellers, conveying to the Applicable Property Transferee good and marketable title to such Property, free from all liens, encumbrances, security interests, options and adverse claims of any kind or character, subject to the Permitted Encumbrances, in the forms set forth in Schedule N attached hereto.

               (b)            An Assignment of Contracts (including any construction related contracts) and an Assignment of Intangible Property, each duly executed by the Sellers (or their Affiliates, as applicable), transferring and assigning to the Applicable Property Transferee (subject to the Permitted Encumbrances) all rights, title and interest of Sellers (or their Affiliates, as applicable) in the Assets (other than any existing FAS, any existing FF&E or any existing Inventories) related to such Property, together with, to the extent the same are in Sellers’ or their Affiliates’ (or their agents’) possession, original (or copies certified by Sellers as true and correct), fully executed copies of all agreements constituting any of the same;

               (c)             A Bill of Sale, duly executed by each of the Sellers, transferring to the Applicable Property Transfereeall rights, title and interest of such Seller in any existing FAS associated with such Property, any FF&E associated with such Property and any existing Inventories located at such Property, all subject to the Permitted Encumbrances;

               (d)             The Owner Agreement for such Property duly executed by the Operator and the Applicable Property Transferee;

                 (e)            The Agreement of Sale and Purchase of the Tenant’s leasehold estate duly executed by [MARRIOTT ENTITY] and Tenant and Leasehold Acquisition Agreement of [MARRIOTT ENTITY]‘s rights under the aforementioned Agreement of Sale and Purchase, duly executed by [MARRIOTT ENTITY] and New Tenant;

                (f)             A Substitute Architect’s Certificate in respect of the Improvements to such Property;

                (g)             A Substitute Engineer’s Certificate in respect of the Improvements to such Property;

                (h)             Certified copies of applicable resolutions and certificates of incumbency with respect to Sellers and such other Persons as Purchaser may reasonably require;

                (i)             A certificate of a duly authorized officer of the Sellers confirming the truth and accuracy of its representations and warranties in this Agreement;

                (j)             The “As-Built” Drawings and an original (or if not available, a copy) of the final certificate of occupancy for such Property;

                (k)             Copies of the Permits (certified by Sellers as true and correct);

                (l)             Copies of the Contracts (certified by Sellers as true and correct);

                (m)             The original (or if not available, copies) of any and all warranties and guarantees within Sellers’ possession pertaining to the Improvements, specifically including the manufacturer’s roof membrane warranty issued with respect to the buildings comprising the Improvements;

                (n)             The FF&E Schedule;

                (o)             An owner’s affidavit executed by each of the Sellers in the form mutually agreeable to Sellers and Title Company for the purpose of satisfying any request for the same in the applicable Title Commitments;

                (p)             A settlement statement;

                (q)             The Transition Period Sublease for each Property executed by Operator and Tenant as the case may be, and New Tenant;

                (r)             Assignments of Purchase Contract by Purchaser to each of the Applicable Property Transferees as it relates to the applicable Property;

                (s)             Assignment of Medicare/Medicaid Provider Number(s) to Tenant, together with an indemnity in favor of Tenant and Purchaser with respect to governmental penalties or reimbursement claims relating to Medicare/Medicaid billing under the assigned Provider Number(s) performed prior to the Effective Date; and

                (t)             Such other documents, certificates and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

               (u)            Assignment of Lease for each of the Properties by Tenant to New Tenant executed by Tenant and New Tenant.

    4.3         Condition of Properties.

                (a)            No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of any Property.

                (v)             All material and applicable Permits and other authorizations necessary for the current use, occupancy and operation of the Properties shall be in full force and effect; however, in the event that any Seller fails to obtain any such Permits or other authorizations and discloses same to Purchaser, Purchaser may, but shall not be required to, waive such Seller’s compliance with Section 6.11 (Permits, Licenses) of this Agreement and proceed with the Closing.

    4.4         Title Policies and Surveys.

                (a)        The Title Company shall be prepared, subject only to payment of the applicable premium and delivery of all conveyance documents, to issue the title policies pursuant to the Title Commitments.

                (b)        Purchaser shall have received the Surveys in accordance with Section 2.4.

    4.5        FF&E Schedule. Attached hereto as Schedule K is a schedule (the “FF&E Schedule”) of all FF&E at each Property owned by each Seller and which FF&E is intended to be part of the Assets to be transferred to and owned by the Applicable Property Transferees upon and following the Closing.

    4.6        Permit Transfers. To the extent permitted or required by applicable laws, rules and regulations, Sellers shall have completed the transfer and assignment of all of the Permits to the Applicable Property Transferee and/or the New Tenant of each Property at or prior to the Closing. To the extent that any such Permits are not transferable or assignable, Sellers shall cooperate with Applicable Property Transferee and/or the New Tenant in obtaining such Permits at or prior to Closing. If any of the Permits cannot be transferred or assigned by the Sellers or obtained by the Applicable Property Transferee and/or the New Tenant, whichever is applicable, at or prior to the Closing, alternative arrangements that are satisfactory to Purchaser and Sellers shall have been implemented to assure that the Applicable Property Transferee and/or the New Tenant shall, to the extent permitted by applicable laws, rules and regulations, have the benefit of such Permits, and Sellers and the Applicable Property Transferee, at the expense of the Applicable Property Transferee, cooperate and use their respective commercially reasonable efforts to obtain a Permit for the Applicable Property Transferee and/or the New Tenant or complete the transfer and assignment of the Permits by Sellers, whichever is applicable, as contemplated in the foregoing sentences promptly after the Closing.

    4.7         Other.

                (a)            The representations and warranties of the Sellers set forth in Section 6 hereof shall be true, correct and complete in all material respects on and as of the Closing Date;

                (b)            No Act of Bankruptcy on the part of any Seller shall have occurred and remain outstanding as of the Closing Date;

                (c)            Each Seller shall be the sole owner of good and marketable title to its Property free and clear of all liens, encumbrances, restrictions, conditions and agreements (other than the Permitted Encumbrances and this Agreement);

                (d)            There shall be no unsatisfied state or Federal tax liens against or affecting any Seller which is due and payable, or any tax audit of such Seller in process, which could result in a lien against any Property; and

                (e)            There shall be no outstanding, unsettled claim against any Seller arising under any insurance policies in respect of such Seller or its Property which could result in a lien against the Property.

SECTION 5. CONDITIONS TO SELLERS' OBLIGATION TO CLOSE.

    The obligation of Sellers to convey and transfer to Purchaser the Properties on the Closing Date is subject to the satisfaction or waiver of the following conditions precedent on and as of the Closing Date:

    5.1         Purchase Price. Purchaser shall deliver to Sellers the Purchase Price as provided in Section 3.2.

    5.2         Closing Documents. Purchaser, the Applicable Property Transferee, or New Tenant, as the case may be, shall have delivered to Sellers:

                (a)            Duly executed and acknowledged counterparts of the documents described in Subsections 4.2(b), (c), (d), (q), and (t);

                (b)            the CNL Guaranty duly executed by CNL Retirement Partners, LP;

                (c)            [intentionally omitted];

                (d)            Certified copies of applicable resolutions, certificates of good standing, and certificates of incumbency with respect to the Purchaser, the Applicable Property Transferees, and such other Persons as the Sellers may reasonably require; and

                (e)            Such other documents, certificates and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

                (f)            Certification that the WEC Loan Documents for each Property has been duly executed by the applicable Property Transferee.

SECTION 5A. FREDDIE MAC APPROVAL (REPRESENTATIONS) WEC LOANS.

    5A.1.                     Freddie Mac Approval. Subject to the terms of this Agreement, on the Closing Date, each Seller will convey and transfer the respective Property to the Applicable Property Transferee subject to the Freddie Mac Liens encumbering each such Property. Sellers and Purchaser acknowledge that the Applicable Property Transferees will not be required to assume or pay the indebtedness secured by the Freddie Mac Liens; provided, however, that as the successor-in-interest to the respective Seller, the Applicable Property Transferee shall otherwise be subject to the burdens, covenants and obligations imposed under the applicable security instrument and other Freddie Mac Loan Documents which create the Freddie Mac Liens. Each Property Transferee will be required to deliver to Freddie Mac a recognition agreement (each a “Recognition Agreement”) acknowledging such burdens, covenants and obligations and further that if an event of default exists under the Freddie Mac Loan Documents, Freddie Mac may foreclose the Freddie Mac Liens regardless of whether an event of default exists under the WEC Loan Documents. In order to comply with the requirements of the Freddie Mac Loan Documents, Sellers are required, as Sellers’ sole cost and expense, to obtain the written consent of Freddie Mac prior to the transfer of the Properties to the Applicable Property Transferees. Sellers agree that they will use their good faith efforts to obtain the requisite consent from Freddie Mac before the Closing Date. Purchaser agrees to cooperate with Sellers in connection with obtaining such consent and to deliver to Freddie Mac such information about ownership of the Purchaser as Freddie Mac may reasonably require.

    5A.2.               Freddie Mac Representations. The Purchaser and each Property Transferee hereby represent and warrant that: (i) they are not included on the Freddie Mac Exclusionary List as the same is compiled, maintained, distributed and updated from time to time by Freddie Mac, in accordance with and as defined in the Freddie Mac “Multifamily Seller/Servicer Guide”, as amended from time to time; (ii) they have not been the subject of a pending indictment or convicted of a felony criminal offense in any federal or state court of the United States; (iii) they have not been adjudicated as voluntary or involuntary bankrupt in accordance with the United States Bankruptcy Code; or (iv) they have not been prosecuted for non-compliance of rules, regulations or administrative ruling and directives promulgated by state or federal agencies administering the laws regarding Hazardous Materials.

    5A.3.               WEC Loans. In addition to the satisfaction of the conditions precedent set forth in Section 5 and 5A hereof, on the Closing Date, Purchaser shall cause each Applicable Property Transferee to deliver to Sellers the following:

                (a)       A duly executed Subordinate Note (each, a “Subordinate Note”) in substantially the form attached as Exhibit 5A.3.1 and in the amount of such Property Transferee’s allocated percentage of the WEC Loan listed on Schedule Ghereto;

                (b)       A duly executed and acknowledged Purchase Money [Mortgage,] [Deed of Trust,] [Deed to Secure Debt,] Security Agreement, Assignment of Leases and Rents and Fixture Filing (each, a “Purchase Money Mortgage”) substantially in the form attached as Exhibit 5A.3.2, which Purchase Money Mortgage shall be recorded and shall encumber the respective Property owned by the Applicable Property Transferee;

                (c)       A duly executed and acknowledged Assignment of Lease and Rents (each, an “Assignment of Lease”) in recordable form and substantially in the form attached as Exhibit 5A.3.3;

                (d)       Duly executed and, where required, acknowledged assignments, agreements and other documents reasonably required by Sellers to evidence or secure all or any portion of the WEC Loans allocated to such Applicable Property Transferee (collectively, together with each Subordinate Note, each Purchase Money Mortgage and each Assignment of Lease, the “WEC Loan Documents”);

                (e)       A duly executed and acknowledged counterparts of each Recognition Agreement in form satisfactory to Freddie Mac:

                (f)       Certified copies of the organizational documents of such Applicable Property Transferee and of their respective partners;

                (g)       Such certificates, showings, legal opinions and other agreements as may be reasonably requested by Sellers in connection with obtaining Freddie Mac’s consent to the transfer of the Properties and making the WEC Loans to the Property Transferees, including, but not limited to, opinions of counsel for such Applicable Property Transferee regarding the organization and existence of the Applicable Property Transferee and the authorization, execution and enforceability of the WEC Loan Documents and the Recognition Agreements; and

                (h)       A substantive non-consolidation bankruptcy opinion in form reasonably satisfactory to Sellers with respect to general partners and limited partner of each Property Transferee.

SECTION 6.     REPRESENTATIONS AND WARRANTIES OF SELLERS.

    To induce Purchaser to enter into this Agreement, each Seller represents and warrants to Purchaser as follows:

    6.1           Status and Authority of Sellers. Each Seller is, or will be at or before the Closing, a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each Seller is duly qualified to transact business and is in good standing in the state in which its Property is located.

    6.2           Non-Consolidation. Sellers acknowledge that Purchaser plans to assign its rights under this Contract to its affliates, CNL Retirement MA4 Cleveland OH, LP; CNL Retirement MA4 Dayton OH, LP; CNL Retirement MA4 Northville MI, LP; CNL Retirement MA4 Columbia MD, LP; CNL Retirement MA4 Omaha NE, LP; CNL Retirement MA4 Rockville MD, LP; CNL Retirement MA4 Dunwoody GA, LP; CNL Retirement MA4 St. Charles IL, LP; CNL Retirement MA4 Florham Park NJ, LP; CNL Retirement MA4 West Orange NJ, LP; CNL Retirement MA4 Greensboro NC, LP; CNL Retirement MA4 Wheaton IL, LP; CNL Retirement MA4 Kansas City KS, LP; and CNL Retirement MA4 Tampa FL, LP (together called the “Subsidiaries”). Sellers acknowledge that Purchaser, CNL Partners, LP, and CNL Retirement MA4, LP (together called the “Parent Affliates”), may guaranty and/or provide security for certain obligations of the Subsidiaries and the respective general partners of Subsidiaries. Notwithstanding such guarantees or security, Sellers agree that the Subsidiaries and their respective general partners are separate and distinct legal entities from the Parent Affliates, and that in the event of a bankruptcy by or against any of the Parent Affiliates, none of the assets and liabilities of the Subsidiaries or their general partners should be substantively consolidated into the bankruptcy estates of any of the Parent Affiliates.

    6.3        Employees. None of the employees at the Properties are employees of Seller.

    6.4        INTENTIONALLY OMITTED.

    6.5        INTENTIONALLY OMITTED.

    6.6                Action of Sellers. Each Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by each Seller on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of such Seller, as applicable, enforceable against such Seller, as the case may be, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity. The person or persons executing and delivering this Agreement or any other document to be delivered by any Seller on or prior to the Closing Date is or shall have been prior to the Closing Date, duly authorized to execute and deliver such documents on behalf of such Seller as applicable.

    6.7         No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Sellers, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which any Seller is bound.

    6.8         Litigation. Except as set forth in Schedule L attached hereto, no Seller has received written notice of and, to the Sellers’ knowledge, no investigation, action or proceeding is pending or, to the Sellers’ knowledge, threatened, and the Sellers have not received written notice of and, to the Sellers’ knowledge, no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (b) may result in or subject any Property to a material liability which is not covered by insurance, whether or not Purchaser is indemnified by Sellers with respect to the same, or (c) involves condemnation or eminent domain proceedings against any material part of any Property.

    6.9         Not A Foreign Person. No Seller is a “foreign person” within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

    6.10         Construction Contracts: Mechanics’ Liens. At the Closing, there will be no outstanding contracts made by any Seller for the construction or repair of any Improvements relating to its Property which have not been fully paid for or provision for the payment of which has not been made by Seller and Seller shall discharge and have released of record or bonded all mechanics’ or materialmen’s liens, if any, arising from any labor or materials furnished to its Property prior to the Closing to the extent any such lien is not insured over by the Title Company or bonded over pursuant to applicable law. If after the Closing a mechanics’ or materialmen’s lien is filed arising from any labor or materials furnished to any Property prior to the Closing, Seller shall discharge and have released of record or bonded any such mechanics’ or materialmen’s lien within thirty (30) days from the date Seller has notice that such mechanics’ or materialmen’s lien was filed.

    6.11         Permits, Licenses. As of the Closing, to the best of Sellers’ knowledge, there will be in effect all material Permits and other authorizations necessary for the then current use, occupancy and operation of each Property, unless failure to obtain any such Permits and other authorizations is disclosed to Purchaser in writing, and Purchaser waives compliance herewith in accordance with Section 4.3(b) of this Agreement.

    6.12         Hazardous Substances. Except as otherwise disclosed to or discovered by Purchaser, including without limitation any matters described in the Environmental Reports, to the knowledge each Seller, each Seller has not stored or disposed of (or engaged in the business of storing or disposing of, or authorized the storage or disposal of) nor has released nor caused nor authorized the release of any hazardous waste, contaminants, oil, radioactive or other material on such Property, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and which has not as of the Closing Date been removed from such Property in accordance with such applicable statutes, laws, ordinances, rules or regulations. To each Seller’s actual knowledge, except as otherwise disclosed to Purchaser, including, without limitation, any matters described in the Environmental Reports, each Property is free from any such hazardous waste, contaminants, oil, mold or other biocontaminants, radioactive and other materials, except for reasonable amounts of any such materials necessary for the maintenance, repair and operation of the Property as an assisted living/senior living facility and stored, maintained and used in accordance with applicable law.

    6.13         Insurance. Sellers have received no written notice from any insurance carrier of defects or inadequacies in any Property which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

    6.14         Financial Information. Financial information, including, without limitation, all books and records and financial statements relating to each Property, which have been provided to Purchaser by the Sellers are true, correct and complete in all material respects.

    6.15         Contracts. Each Seller has performed in all material respects all of its obligations under each Contract to which the Seller is a party and no fact or circumstance has occurred, which by itself or with the passage of time or the giving of notice or both would constitute a default under any such Contract and such Seller has the right to assign all of the Contracts which it is assigning to Purchaser or its designee pursuant to this Agreement. Further, to each Seller’s knowledge, all other parties to such Contracts have performed all of their obligations thereunder in all material respects and are not in default thereunder.

    6.16         Title to FF&E. Each Seller has good and marketable title to the FF&E described on the FF&E Schedule subject to the Permitted Encumbrances.

    6.17         FF&E. The FF&E Schedule accurately describes in all material respects the FF&E owned by each Seller and located at the Property.

    6.18         No Proffers. As of the Closing Date, each Seller shall have paid (or the provision for the payment of which has been made by such Seller) and/or performed, as applicable, all proffers, exactions, development fees, tap fees, connection charges, impact fees, improvements (including off-site improvements) and other requirements imposed by applicable law of any federal, state or local governmental or quasi-governmental authority in connection with the construction and development of the Property.

    6.19         No Violations. Except as previously disclosed in writing to Purchaser, to the best of Sellers’ knowledge, each Seller has complied in all material respects with all laws, regulations, orders or other requirements issued by any governmental authority against or affecting the Property. Except as previously disclosed in writing to Purchaser, each Seller has not received any written notice or order from any governmental authority requiring any repairs, maintenance or improvements to the Property which have not been fully performed.

    6.20         Separate Tax Parcel. Each Property constitutes a separate parcel for purposes of ad valorem real property taxes, and is not subject to a lien for non-payment of real property taxes relating to any other property.

    6.21         No Defaults. There exists no material default on the part of any Seller with respect to any Permitted Encumbrance affecting each Property, other than those defaults which can be cured or discharged by the payment of money and for which an allowance for the payment thereof has been made at the Closing. Notwithstanding anything to the contrary contained in this Section 6regarding the survival period for the representations and warranties made hereunder, the representation and warranty made in this Section 6.21 by each Seller shall survive the Closing for an unlimited period of time.

    6.22         American with Disabilities Act. As of the Closing Date, to the best of Sellers’ knowledge each Property shall comply in all material respects with the Americans with Disabilities Act and all related and applicable laws, rules, regulations and/or orders governing or relating to accessibility.

    6.23         Survival of Representations and Warranties. The representations and warranties made in this Agreement by each Seller, in Section 6.1 through Section 6.9, inclusive, are made as of the Effective Date. Except as specifically provided otherwise, all representations and warranties made in this Agreement by each Seller shall survive the Closing for a period of twelve (12) months. Any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced and served promptly, if at all, on or before the date which is twelve (12) months after the Closing Date and, if not commenced on or before such date, thereafter shall be void and of no force or effect. Prior to the Closing, Purchaser had the opportunity to investigate independently all physical aspects of each Property, and to make all such independent inspections and/or investigations of any Property that Purchaser deems necessary or desirable including, without limitation, review of the building permits, certificates of occupancy, environmental audits and assessments, toxic reports, surveys, investigation of land use and development rights, development restrictions and conditions that are or may be imposed by governmental agencies, agreements with associations or other private parties affecting or concerning such Property, the condition of title, soils and geological reports, engineering and structural certificates, tests and third-party reports (if any), governmental agreements and approvals and architectural plans and site plans. Purchaser represents and warrants that, in entering into this Agreement, it has not relied on any representation, warranty, promise or statement, express or implied, of Sellers or anyone acting for or on behalf of Sellers, other than as expressly set forth in this Agreement; AND THAT, AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLERS, PURCHASER ACKNOWLEDGES THAT THE PROPERTIES WILL, UPON THE ACQUISITION BY THE APPLICABLE PROPERTY TRANSFEREES, BE IN THEIR “AS IS” CONDITION AND IN THEIR “AS IS” STATE OF REPAIR, WITH ALL FAULTS SUBJECT ONLY, HOWEVER, TO THE EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES MADE BY THE SELLERS FOR THE BENEFIT OF PURCHASER EXPRESSLY SET FORTH IN THIS AGREEMENT.

    Except as otherwise expressly provided in this Agreement or any documents executed and delivered by any Seller to Purchaser at the Closing, each Seller disclaims the making of any representations or warranties, express or implied, regarding any Property or matters affecting the same, whether made by such Seller or an Affiliate of such Seller, on such Seller’s behalf, or otherwise, including, without limitation, the physical condition of the Property, title to, the boundaries or other survey matters of, the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to such Property or the market and physical environments in which the Property is located. Purchaser acknowledges that it has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property, except as expressly provided in this Agreement. Purchaser further acknowledges that it has not received from or on behalf of any Seller or an Affiliate of such Seller, any accounting, feasibility, marketing, economic, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors.

    As used in this Agreement, the phrases “to Sellers’ knowledge,” or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Mark Brugger and Kevin Montano.

SECTION 7.     REPRESENTATIONS AND WARRANTIES OF PURCHASER

    To induce Sellers to enter into this Agreement, Purchaser represents and warrants to Sellers as follows:

    7.1        Status and Authority of Purchaser. Purchaser is duly organized and validly existing under the laws of the jurisdiction in which it was formed, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The applicable Property Transferee is, or will be by the Closing Date, duly qualified and in good standing in the state in which each Property is located.

    7.2        Action of Purchaser. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity. The person or persons executing and delivering this Agreement or any other document to be delivered by Purchaser on or prior to the Closing Date is or shall have been prior to the Closing Date, duly authorized to execute and deliver such documents on behalf of Purchaser.

    7.3        No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property or assets of Purchaser, pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

    7.4        Litigation. Purchaser has received no written notice of and, to Purchaser’s knowledge, no investigation, action or proceeding is pending and, to Purchaser’s knowledge, no action or proceeding is threatened and Purchaser has received no notice of, and to Purchaser’s knowledge, no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (b) may result in or subject any Property to a material liability which is not covered by insurance, whether or not Purchaser is indemnified by Sellers with respect to the same, or (c) involves condemnation or eminent domain proceedings against any material part of any Property.

    The representations and warranties made in this Agreement by Purchaser are made as of the Effective Date. Except as specifically provided otherwise herein, all representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of twelve (12) months. Any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced and served promptly, if at all, on or before the date which is twelve (12) months after the Closing Date and, if not commenced on or before such date, thereafter shall be void and of no force or effect.

    As used in this Agreement, the phrase “to Purchaser’s knowledge” or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Phillip M. Anderson and Brad Rush.

SECTION 8.     COVENANTS OF SELLERS.

    Each Seller hereby covenants with Purchaser as follows:

    8.1         Construction. Each Seller agrees to cooperate with the Purchaser in enforcing any applicable warranties or guaranties with respect to any defects in the Improvements that are discovered after the Closing. The provisions of this Section 8.1 shall survive any Closing under this Agreement.

SECTION 9.     APPORTIONMENTS.

    9.1         Apportionments.

                (a)        All real estate taxes (including special assessments attributable to the period prior to the Closing) and items of income and expense with respect to each Property shall be adjusted between Sellers and Purchaser as of the Closing Date. All items of revenue, cost and expense of each Property with respect to the period prior to the Closing Date shall be for the account of each Seller. All items of revenue, cost and expense of each Property with respect to the period from and after the Closing Date shall be for the account of Purchaser. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by representatives of Sellers and Purchaser at the Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date, and in any event within ninety (90) days after the Closing Date (provided that such ninety day period shall be extended up to an additional thirty (30) days after the necessary information becomes available for the parties to calculate any necessary adjustments relating to payments of real estate taxes or special assessments), based upon an accounting performed by the Operator and acceptable to Sellers and Purchaser. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Section 9.1 within such 90-day period, upon application by any such party, a certified public accountant reasonably acceptable to the parties to such disputed adjustment shall determine any such adjustments which have not theretofore been agreed to between such parties. The charges of such accountant shall be borne equally by the parties to such disputed adjustment. All adjustments to be made as a result of the final results of the adjustments shall be paid to the party entitled to such adjustment within thirty (30) days after the final determination thereof.

                (b)        The provisions of this Section 9.1 shall survive the Closing.

    9.2         Closing Costs.

                (a)        All Third-Party Costs (hereinafter defined) shall be split equally between Sellers and Purchaser. As used herein, the term “Third-Party Costs” shall include the following costs and expenses which are incurred by MI, Sellers or Purchaser, or their respective Affiliates: (i) Environmental Reports prepared in connection with the purchase and sale of the Properties; (ii) the Surveys prepared pursuant to Section 2.4; (iii) premiums for the title insurance policies and endorsements to be provided at the Closing pursuant to the terms of this Agreement; (iv) any closing or escrow charges or other expenses payable on the Closing Date to the Title Company conducting the Closing; (v) property appraisals prepared in connection with the purchase and sale of the Properties pursuant to this Agreement; (vi) counsel fees incurred in connection with the consummation of the Closing in connection with the transfer of Permits and the issuance of health care licenses in the name of the New Tenant or pursuant to Section 4.6; (vii) fees and expenses charged by any governmental entity relating to the transfer of Permits pursuant to Section 4.6; (viii) the third-party market assessment reports obtained by Purchaser; (ix) the third-party architectural and engineering inspection reports of the Properties obtained by the Purchaser; (x) the third-party audited Special Purpose Financing Statement for each Property obtained by Purchaser; and (xi) Transfer Taxes incurred on the Closing Date. Notwithstanding the foregoing, Sellers shall be responsible for the fees and expenses of the outside counsel of Sellers and their respective Affiliates in connection with the preparation and negotiation of this Agreement and all other documents and instruments in connection with the consummation of the Closing, and Purchaser shall be responsible for the fees and expenses of its respective outside counsel retained by it in connection with the preparation and negotiation of this Agreement and all other documents and instruments in connection with the consummation of the Closing. Third-Party Costs may be advanced by either Sellers or Purchaser or their respective Affiliates prior to the Closing (but shall be a credit to the party incurring the same at the Closing). All amounts payable by Purchaser under this Section 9.2(a) shall be paid by the Applicable Property Transferees in the event that the Closing is consummated hereunder, which amounts (i) shall be allocated to the Applicable Property Transferee if and to the extent that any amount specifically relates only to the Property acquired by such Applicable Property Transferee (as is the case, for example, with respect to title insurance and Transfer Taxes) or (ii) shall be allocated among all the Applicable Property Transferees in proportion to the allocation of the Purchase Price among the Applicable Property Transferees set forth in Schedule I if and to the extent that any amount does not specifically relate only to the Property acquired by an Applicable Property Transferee. All amounts payable by Sellers under this Section 9.2(a) shall be paid at Closing and (i) shall be allocated to the particular Property to the extent that any amount specifically relates only to a particular Property (as is the case, for example, with respect to the title insurance and Transfer Taxes) or (ii) shall be allocated among all Properties in proportion to the allocation of the Purchase Price as set forth on Schedule I if and to the extent that any amount does not specifically relate to an individual Property.

                (b)        As used herein, the term “Transfer Taxes” shall mean any transfer, sales, use, recordation or other similar taxes, impositions, expenses or fees incurred in connection with the Closing and/or the recordation or filing of any documents or instruments in connection therewith or the sale, transfer or conveyance of the Properties from Sellers to Purchaser. Transfer Taxes shall not include, and each Seller shall be solely responsible for any taxes due in respect of its income, net worth or capital, if any, and any privilege, sales and occupancy taxes, due or owing to any governmental entity in connection with the operation of its Property for any period of time prior to the Closing, and Purchaser shall be solely responsible for all such taxes for any period from and after the Closing, and provided further that any income tax arising as a result of the sale and transfer of any Property by Sellers to Purchaser shall be the sole responsibility of Sellers.

                (c)        The obligations of the parties under this Section 9 shall survive the Closing.

SECTION 10.     LIMITATIONS ON LIABILITY.

    10.1                Limitations on Liability.

                (a)        The parties hereto confirm and agree that in each instance herein where a party or its Affiliates is entitled to payment or reimbursement for damages, costs or expenses pursuant to the terms and conditions of this Agreement, any payment or reimbursement made to such party shall be conclusively deemed to be for the account of both such party and its Affiliates, it being acknowledged and agreed that a payment or reimbursement made to such party for damages, costs or expenses shall be sufficient to satisfy all claims for payment or reimbursement of such party and its Affiliates. The parties further confirm and agree that no party hereto (a “Non-Performing Party”) will be deemed to be in default hereunder or be liable for any breach of its representations and warranties under this Agreement if its failure to perform an obligation hereunder is based solely on the non-performance of another party to this Agreement (which other party is not an Affiliate of the Non-Performing Party) or where all conditions precedent to the obligation of such Non-Performing Party to consummate the Closing under Section 4 have not been fulfilled.

                (b)        To the maximum extent permitted by applicable law, no shareholder, director, officer or employee of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement.

SECTION 11.      MISCELLANEOUS.

    11.1               Agreement to Indemnify.

                (a)         From and after the Closing Date (i) Sellers shall indemnify, defend and hold harmless Purchaser from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements) arising out of (x) events, acts, or omissions of Sellers that occurred in connection with their respective ownership prior to the Closing Date or obligations accruing prior to the Closing Date under any Contract of Sellers (except to the extent of any adjustment made in respect of such Contract at the Closing ), (y) any material breach of a representation or warranty made by any of the Sellers under Section 6 of which Purchaser did not have knowledge of such breach prior to or on the Closing Date (subject to the twelve (12) month limitation period set forth therein, if applicable), or (z) any claim against Purchaser for damage to property of others or injury to or death of any person or any debts or obligations of or against Sellers and arising out of any event occurring on or about or in connection with any Property or any portion thereof, at any time or times prior to the Closing Date, and (ii) Purchaser shall indemnify, defend and hold harmless Sellers from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements) arising out of (x) events, acts, or omissions of Purchaser that occur in connection with its ownership or operation of each Property from and after the Closing Date or obligations accruing from and after the Closing Date under any Contract of Sellers (or any Contract of the Operator executed on behalf of Sellers) (except to the extent of any adjustment made in respect of such Contract at the Closing ), provided that any provision of any Lease, Operating Agreement or Owner Agreement that applies to such event, act or omission shall take precedence over the indemnity provided for in this clause (x), or (y) any material breach of a representation or warranty made by Purchaser under Section 7 (and subject to the twelve (12) month limitation period set forth therein).

                (b)         The provisions of this Section 11.1 shall not apply to any liabilities or obligations with respect to hazardous substances, the liabilities of the parties with respect thereto being governed by the representation and warranty of Sellers set forth in Section 6.12. The indemnity provided for in this Section 11.1 shall not extend to any consequential special or punitive damages.

                (c)         Whenever it is provided in this Agreement that an obligation will continue after the Closing as an obligation of Purchaser or be assumed by Purchaser after the Closing, Purchaser shall be deemed to have also agreed to indemnify and hold harmless Sellers and their respective successors and assigns from and against any claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees and expenses) arising from any failure of Purchaser to perform the obligation so continued or assumed after the Closing (but not with respect to any act or omission which occurred prior to the Closing).

                (d)        Whenever any party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which another party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.

                (e)        The provisions of this Section 11.1 shall survive the Closing hereunder subject to the limitations set forth in this Section 11.1. Except as specifically provided otherwise herein, all representations and warranties made in this Agreement shall survive the Closing for a period of twelve (12) months after the Closing Date. With respect to all representations and warranties made in this Agreement which survive the Closing for a period of twelve (12) months after the Closing Date, any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced, if at all, on or before the date which is twelve (12) months after the Closing Date and served promptly (but in no event later than sixty (60) days after commencement) and, if not commenced on or before such date and so served, thereafter shall be void and of no force or effect.

    11.2                Brokerage Commissions. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby, and that it reasonably believes that there is no basis for any other person or entity to claim a commission or other compensation for bringing about this Agreement or the transactions contemplated hereby. Sellers shall indemnify and hold harmless Purchaser and its successors and assigns from and against any loss, liability or expense, including, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with Sellers. Purchaser shall indemnify and hold harmless Sellers and their successors and assigns from and against any loss, liability or expense, including, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with Purchaser. Nothing contained in this section shall be deemed to create any rights in any third party. The provisions of this Section 11.2 shall survive the Closing hereunder and any termination of this Agreement.

    11.3               Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by law or as may be reasonably necessary, on a confidential basis, to inform any rating agencies, potential sources of financing, financial analysts, or to entities involved with a sale of a Controlling Interest in Sellers or Purchaser or any of their Affiliates or to receive legal, accounting and/or tax advice; provided, however, that, if such information is required to be disclosed by law, the party so disclosing the information will use reasonable efforts to give notice to the other parties as soon as such party learns that it must make such disclosure. Notwithstanding the foregoing, if such information is required to be disclosed to any governmental authority to facilitate the transfer of Permits pursuant to Section 4.8, the disclosing party may disclose such information without the consent of the other parties and shall promptly give written notice to the other parties of such information which was disclosed.

    11.4                 Notices.

                (a)        Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                (b)        All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                (c)        All such notices shall be addressed,

if to Sellers or any Seller, to:

Marriott International, Inc. 10400 Fernwood Road Bethesda, Maryland 20817 Attn: Chief Financial Officer, Dept.

with a copy to:

Marriott International, Inc. 10400 Fernwood Road Bethesda, Maryland 20817 Attn: General Counsel, Dept. 52/923.30

and

Marriott International, Inc. 10400 Fernwood Road Bethesda, Maryland 20817 Attn: Treasurer/Project Finance, Dept. 52/924.04

and

Ballard Spahr Andrews & Ingersoll, LLP 300 East Lombard Street, 18th Floor Baltimore, Maryland 21202 Attn: Thomas A. Hauser, Esq.

if to Purchaser, to:

c/o CNL Retirement Corp. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 Attn: Chief Operating Officer

with a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive Post Office Box 2809 Orlando, Florida 32802 Attn: Daniel F. McIntosh, Esq.

if to Tenant, to:

[________________ _________________ _________________ _________________] Attn:[____________]

with a copy to:

[________________ _________________ _________________ _________________] Attn:[____________]

                    (d)            By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

    11.5         Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

    11.6         Assignment; Successors and Assigns. Except as otherwise provided herein, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

    11.7         Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

    11.8         Counterparts, Etc. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

    11.9         Governing Law; Jurisdiction; Waiver of Jury Trial.

                (a)             This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland.

                (b)             To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in such court or courts located in the State of Maryland as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Maryland and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

                (c)             EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE LEASE OR ANY OTHER DOCUMENT RELATED TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY HERETO.

    11.10         Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

    11.11         Attorneys’ Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees, incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

    11.12         Relationship. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that (except as and to the extent specifically provided for herein) no provision contained herein, nor any acts of the parties hereto shall be deemed to create the relationship between the parties hereto other than the relationship of seller and purchaser and landlord and prospective tenant, as the case may be.

    11.13         Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

    11.14         Disclosure. From and after Closing Date, and at the written request of Purchaser, each Seller shall provide such financial statements in respect of such Seller’s operations relating to its Property from the date of such Seller’s commencement of business to the Closing Date to the extent such financial statements are required by applicable securities laws and regulations and the SEC’s interpretation thereof; provided, however, that (i) such Seller reserves the right, in good faith, to challenge, and require Purchaser to use commercially reasonable efforts to challenge, any assertion by the SEC, any other applicable regulatory authority, or Purchaser’s independent public accountants that applicable law or regulations require the provision of such financial statements, (ii) Purchaser shall not, without such Seller’s consent (which consent shall not be unreasonably withheld, delayed or conditioned), acquiesce to any such challenged assertion until Purchaser has exhausted all reasonable available avenues of administrative review, and (iii) Purchaser shall consult with such Seller in pursuing any such challenge and will allow such Seller to participate therein if and to the extent that such Seller so elects. Any and all costs and expenses incurred by such Seller, including, without limitation, reasonable attorneys’ fees and expenses, in connection with providing such financial statements to Purchaser or in connection with any challenge to an SEC assertion (including such Seller’s consultation or participation with Purchaser in respect of same) shall be reimbursed to such Seller by Purchaser within ten (10) days following written demand by such Seller.

    11.15         Acknowledgment of the Financial Condition of the Parties. Sellers and Purchaser (by their signatures below) and each Applicable Property Transferee (by executing the Assignment of Purchase Contract between the Purchaser and the Applicable Property Transferees) hereby (i) acknowledge that they have received information concerning the financial condition of each of the parties hereto, and (ii)  agree that, in light of the obligations of the respective parties under the Purchase Agreement and all other documents executed pursuant to the Purchase Agreement (collectively the “Transaction Documents”), the financial condition of each party hereto and the Applicable Property Transferees is acceptable to all such entities for the carrying out of each such entity’s respective obligations under the Transaction Documents.

SIGNATURE PAGES FOLLOW.

        IN WITNESS WHEREOF, the parties have caused this Purchase and Sale Agreement to be executed as a sealed instrument as of the Effective Date.

SELLERS:

WEC 99C-1, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-2, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-3, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-4, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-5, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-6, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-7, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-8, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-9, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-10, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-11, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-12, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-13, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

WEC 99C-14, LLC, a Delaware limited liability company

By:     Senior Living Limited Partnership,
           a Delaware general partnership,
           Sole Member

        By:     Marriott Acquisition 2002, LLC,
                    a Delaware limited liability company,
                    General Partner

                By:     Marriott International, Inc.,
                           a Delaware corporation,
                           Sole Member

                          By:  /s/ Mark W. Brugger
                                      Mark W. Brugger
                                      Authorized Signatory

PURCHASER:

CNL RETIREMENT PROPERTIES, INC., A FLORIDA CORPORATION, By: /s/ Stuart J. Beebe Name:Stuart J. Beebe Title: Chief Financial Officer and Executive Vice President

Schedule A

Description of the Properties

			Units
1.	Tampa, FL	Brighton Gardens	132
2.	Atlanta, GA	Brighton Gardens	115
3.	St. Charles, IL	Brighton Gardens	120
4.	Wheaton, IL	Brighton Gardens	123
5.	Prairie Village, KS	Brighton Gardens	164
6.	Plymouth, MI	Brighton Gardens	120
7.	Columbia, MD	Brighton Gardens	101
8.	North Bethesda, MD	Brighton Gardens	142
9.	Omaha, NE	Brighton Gardens	145
10.	Florham Park, NJ	Brighton Gardens	100
11.	West Orange, NJ	Brighton Gardens	116
12.	Greensboro, NC	Brighton Gardens	115
13.	Dayton, OH	Brighton Gardens	99
14.	Westlake, OH	Brighton Gardens	100

Schedule B

INTENTIONALLY OMITTED

Schedule C-1

Description of Tampa, FL Property

Brighton Gardens of Tampa
16702 North Dale Mabry Hwy.
Tampa, Florida 33618

Schedule C-2

Description of Atlanta, GA Property

Brighton Gardens of Dunwoody
1240 Ashford Center Parkway
Atlanta, Georgia 30338

Schedule C-3

Description of St. Charles, IL Property

Brighton Gardens of St. Charles
600 Dunham Road
St. Charles, Illinois 60174

Schedule C-4

Description of Wheaton, IL Property

Brighton Gardens of Wheaton
831 East Butterfield Road
Wheaton, Illinois 60187

Schedule C-5

Description of Prairie Village, KS Property

Brighton Gardens of Prairie Village
7105 Mission Road
Prairie Village, Kansas 66208

Schedule C-6

Description of Plymouth, MI Property

Brighton Gardens of Northville
15870 Haggerty Road
Plymouth, Michigan 48170

Schedule C-7

Description of Columbia, MD Property

Brighton Gardens of Columbia
7110 Minstrel Way
Columbia, Maryland 21045

Schedule C-8

Description of North Bethesda, MD Property

Brighton Gardens of Tuckerman Lane
5550 Tuckerman Lane
North Bethesda, Maryland 20852

Schedule C-9

Description of Omaha, NE Property

Brighton Gardens of Omaha
9220 Western Avenue
Omaha, Nebraska 68114

Schedule C-10

Description of Florham Park, NJ Property

Brighton Gardens of Florham Park
21 Ridgedale Avenue
Florham Park, New Jersey 07932

Schedule C-11

Description of West Orange, NJ Property

Brighton Gardens of West Orange
220 Pleasant Valley Way
West Orange, New Jersey 07052

Schedule C-12

Description of Greensboro, NC Property

Brighton Gardens of Greensboro
1208 New Garden Road
Greensboro, North Carolina 27410

Schedule C-13

Description of Dayton, OH Property

Brighton Gardens of Washington Township (Dayton)
6800 Paragon Road
Dayton, Ohio 45459

Schedule C-14

Description of Westlake, OH Property

Brighton Gardens of Westlake
27819 Center Ridge Road
Westlake, Ohio 44145

Schedule D

Permitted Encumbrances

Schedule E Allocation of Purchase Price

        The Purchase Price shall be One Hundred Eighty-Four Million Five Hundred Thousand Dollars ($184,500,000), allocated among the Properties as follows:

Facility	Location	Purchase Price	Purchase Price Allocation Percentage
Brighton Gardens	Tampa, FL	$	%
Brighton Gardens	Atlanta, GA	$	%
Brighton Gardens	St. Charles, IL	$	%
Brighton Gardens	Wheaton, IL	$	%
Brighton Gardens	Prairie Village, KS	$	%
Brighton Gardens	Plymouth, MI	$	%
Brighton Gardens	Columbia, MD	$	%
Brighton Gardens	North Bethesda, MD	$	%
Brighton Gardens	Omaha, NE	$	%
Brighton Gardens	Florham Park, NJ	$	%
Brighton Gardens	West Orange, NJ	$	%
Brighton Gardens	Greensboro, NC	$	%
Brighton Gardens	Dayton, OH	$	%
Brighton Gardens	Westlake, OH	$	%
	Total	$ 184,500,000	100.00

Schedule F

List of Applicable Property Transferees

Schedule G

LIST OF FREDDIE MAC LOAN DOCUMENTS

Schedule H

List of Environmental Reports

Environmental Reports

Property	City and State	Pool	Provider	Effective Date	Objection Letter	CI Project No.

Schedule I

Venture Organizational Chart

Schedule J

LISTING OF EXISTING LEASE AGREEMENTS

Schedule K

FF&E Schedule

Schedule L

Litigation Matters